Exhibit 16.1

June 9, 2020

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by UroGen Pharma Ltd. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Form 8-K of UroGen Pharma Ltd. dated June 8, 2020. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Kesselman & Kesselman

Certified Public Accountants (Isr.)

A member firm of PricewaterhouseCoopers International Limited.

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel,
P.O Box 50005 Tel-Aviv 6150001 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il